Exhibit 31.2

Certification of Chief Financial Officer

I, Jeanette A. Press, Interim Chief Financial Officer of CMC Materials, Inc., certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of CMC Materials, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 19, 2022	/s/ Jeanette A. Press
Jeanette A. Press
Interim Chief Financial Officer and Principal Accounting Officer